UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2015

AKARI THERAPEUTICS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building
One Pancras Square
C/O Pearl Cohen Zedek Latzer Baratz UK LLP
London, N1C 4AG, United Kingdom
(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code +44-203-318-3004

Celsus Therapeutics Plc

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 18, 2015, Celsus Therapeutics Plc (“Celsus” or the “Company”) completed its acquisition of all of the capital stock of Volution Immuno Pharmaceuticals SA (“Volution”), from RPC Pharma Limited (“RPC”), Volution’s sole shareholder, in exchange for ordinary shares, par value £0.01 (“Ordinary Shares”), of Celsus (the “Acquisition”), in accordance with the terms of the Share Exchange Agreement, dated as of July 10, 2015 (the “Agreement”), by and among the Company and RPC.  In connection with the Acquisition, the name of the combined company was changed to Akari Therapeutics, Plc. The Company’s American Depositary Shares (“ADSs”), each representing 100 Ordinary Shares (giving effect to the previously announced ADS ratio change (the “ADS Ratio Change”), will trade on The NASDAQ Capital Market under the symbol “AKTX” commencing on September 21, 2015.

In connection with the consummation of the Acquisition, Celsus issued an aggregate of 722,345,600 Ordinary Shares to RPC, representing, prior to giving effect to the Financing (defined below), 92.85% of Celsus’s outstanding Ordinary Shares following the closing of the Acquisition (or 91.68% of Celsus Ordinary Shares on a fully diluted basis). As a result of the issuance of such shares in connection with the Acquisition, certain warrants of Celsus to purchase an aggregate of 1,929,824 Ordinary Shares at an exercise price of $0.57 per share have been adjusted so that such warrants are exercisable for an aggregate of 5,617,977 Ordinary Shares at an adjusted exercise price of $0.1958 per share.

On September 18, 2015, pursuant to the Securities Purchase Agreement, dated as of August 17, 2015 (the “Purchase Agreement”) with the investors named therein (the “Buyers”), Celsus sold to the Buyers, in a private placement an aggregate of 3,958,811 restricted ADSs representing 395,881,100 Ordinary Shares for gross proceeds of $75 million (the “Financing”). Immediately following the closing of the Financing, after giving effect to the closing of the Acquisition and the Financing, Celsus securityholders immediately prior to the Acquisition (but excluding any securities acquired by such securityholders in the Financing) owned approximately 5.7% of the Ordinary Shares, RPC owned approximately 61.0%, of the outstanding Ordinary Shares, and the Buyers owned approximately 33.3% of the outstanding Ordinary Shares. The issuance of the Ordinary Shares in connection with the Acquisition and the Financing was approved by Celsus’s shareholders at a meeting held on September 16, 2015 as discussed in Item 5.07 below.

On September 18, 2015, Celsus issued a press release announcing the consummation of the Acquisition and related transactions. On September 21, 2015, Celsus issued a press release announcing the consummation of the Financing. Copies of these press releases are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Acquisition, Celsus issued 722,345,600 Ordinary Shares to RPC. The number of Ordinary Shares issued, the nature of the transaction and the nature and amount of consideration received by Celsus are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation S of the Securities Act of 1933, as amended, and the rules promulgated thereunder, as a transaction by an issuer not involving a public offering.

As more fully described in Item 2.01 above, on September 18, 2015, in connection with and pursuant to the Purchase Agreement, Celsus sold an aggregate of 3,958,811 restricted ADSs, representing 395,881,100 Ordinary Shares, to the Buyers for gross proceeds of $75 million. Such sales were exempt from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, and the rules promulgated thereunder. Celsus made this determination based on the representations of the Buyers, which included, in pertinent part, that each Buyer was an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that such Buyer was acquiring the shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act of 1933, as amended. Furthermore, the restricted ADSs issued in the Financing are subject to a legend as to the restrictions on transfer under the Securities Act of 1933, as amended.

MTS Health Partners served as financial advisor to the Company in connection with the Acquisition. As partial compensation for these services, on September 18, 2015, the Company issued MTS Health Partners 3,830,400 Ordinary Shares represented by 38,304 restricted ADSs. Such sales were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder, as a transaction by an issuer not involving a public offering.

Following the consummation of the transactions described above, the Company has 1,177,693,383 Ordinary Shares issued and outstanding as of the date hereof.

Item 3.03	Material Modification to Rights of Security Holders.

At the meeting of Celsus’s shareholders held on September 16, 2015, and as further discussed in Item 5.07, Celsus’s shareholders approved the change of the Company’s name to “Akari Therapeutics, Plc” and set the cap on aggregate director fees (excluding executive director remuneration) in article 27.1 of the Celsus’ Articles of Association at US$500,000 per annum, such sum to be automatically increased at the end of each fiscal year of Celsus by the same percentage increase as the increase in the U.S. Consumer Price Index as published by the U.S. Bureau of Labor Statistics over that fiscal year.

On September 17, 2015, in connection with the Acquisition, Celsus filed the necessary resolution and documentation with Companies House in England and Wales to change the Company’s name from “Celsus Therapeutics Plc” to “Akari Therapeutics Plc.”

On September 17, 2015, Celsus entered into a Restricted Issuance Agreement with Deutsche Bank Trust Company Americas, as depositary, pursuant to which the depositary may issue restricted ADSs upon a deposit of restricted Ordinary Shares by a depositor.

In addition, on September 17, 2015, the ADS Ratio Change became effective. As a result of the ADS Ratio Change, the number of issued and outstanding Ordinary Shares represented by ADSs was increased such that each ADS following the ADS Ratio Change represents 100 Ordinary Shares.

Item 5.01	Changes in Control of Registrant

Reference is made to Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference.

In connection with the Acquisition and as of the date hereof, the executive management team of the combined company is as set forth below:

Name of Officer	Previous Position	Position with the Combined Company

Ray Prudo, M.D.	Chief Executive Officer and Chairman of Volution	Executive Chairman of the Board

Gur Roshwalb, M.D.	Chief Executive Officer and Director of Celsus	Chief Executive Officer and Director

Dov Elefant	Chief Financial Officer of Celsus	Chief Financial Officer

Clive Richardson	Commercial Development at Volution	Chief Operating Officer

Effective upon the consummation of the Acquisition, Ray Prudo, M.D. and Clive Richardson were elected by the Company’s shareholders as directors of the Company at a general meeting of the shareholders as discussed in Item 5.07 below. Immediately following the Acquisition, Johnson Yiu Nam Lau, M.D. and David Sidransky, M.D. resigned from Celsus’s board of directors and any respective committees of the board of directors on which they served and Stuart Ungar, M.D. and James Hill, M.D. were appointed by the board of directors to replace them and fill these vacancies. Accordingly the board of directors of the combined company is currently comprised of seven members: new directors Ray Prudo, Clive Richardson, James Hill and Stuart Ungar and continuing Celsus directors Mark Cohen, Gur Roshwalb and Allan Shaw.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The information regarding the resignations from Celsus’s board of directors and the election and/or appointment of Celsus’s new directors and executive officers included in Item 5.01 above is incorporated herein by reference. The resignation of directors from Celsus’s board of directors was not due to a disagreement with Celsus on any matter relating to its operations, policies or practices.

Biographical information regarding each of the newly appointed directors and executive officers is included in Celsus’s Proxy Statement on Schedule 14A, which was filed with the SEC on August 3, 2015, as amended by the supplements filed with the SEC on August 18, 2015 and September 8, 2015 (the “Proxy”), and is incorporated herein by reference.

Each newly appointed non-executive director (James Hill and Stuart Ungar) shall receive an initial grant of options to purchase 25,000 Ordinary Shares in accordance with the Company’s current Non-Employee Director Compensation Policy. Ray Prudo, the Company’s new Chairman of the Board of Directors, shall receive an annual fee of $200,000 for his service as Chairman.

The composition of the committees of the board of directors is as follows: (1) an audit committee comprised of Allan Shaw (chair), Stuart Ungar, M.D. and James Hill, M.D., (2) a compensation committee comprised of James Hill, M.D. (chair), Mark Cohen and Stuart Ungar, M.D., (3) a nominating and corporate governance committee comprised of Mark Cohen (chair), Stuart Ungar, M.D. and James Hill, M.D. and (4) a research and development committee comprised of Ray Prudo, M.D. (chair), Gur Roshwalb, M.D., Stuart Ungar, M.D. and James Hill, M.D.

On September 16, 2015, Celsus held a general meeting of its shareholders at which the shareholders approved an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”) to increase the number of shares available for the grant of awards by 135,277,420. A description of the Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 3, 2015. The description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 16, 2015, the Company held a general meeting of its shareholders at which the following items were voted on.

(1) Approval of the issuance of Celsus Ordinary Shares pursuant to the Agreement.

Votes Cast For	Votes Cast Against	Number of Abstentions
17,558,977	871,080	519,499

(2) Approval of the issuance of Celsus Ordinary Shares represented by restricted ADSs in the Financing.

Votes Cast For	Votes Cast Against	Number of Abstentions
17,604,987	874,080	470,489

(3) Approval of the change of the Company’s name to “Akari Therapeutics, Plc.”

Votes Cast For	Votes Cast Against	Number of Abstentions
17,503,557	1,269,500	176,499

(4) Election of Ray Prudo as a director of the Company, as a Class C Director as stated in Article 19.2.3 of the Articles of Association of the Company, to serve for a three year term commencing upon the completion of the Acquisition.

Votes Cast For	Votes Cast Against	Number of Abstentions
17,745,317	961,740	242,499

(5) Election of Clive Richardson as a director of the Company, as a Class B Director as stated in Article 19.2.2 of the Articles of Association of the Company, to serve for a two year term commencing upon the completion of the Acquisition.

Votes Cast For	Votes Cast Against	Number of Abstentions
17,782,817	953,240	213,499

(6) Approval of the proposed amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares available for the grant of awards by 135,277,420.

Votes Cast For	Votes Cast Against	Number of Abstentions
17,400,547	1,308,510	240,499

(7) Approval of the cap on aggregate director fees (excluding executive director remuneration) in article 27.1 of the Celsus’ Articles of Association at US$500,000 per annum, such sum to be automatically increased at the end of each fiscal year of Celsus by the same percentage increase as the increase in the U.S. consumer Prices Index as published by the U.S. Bureau of Labor Statistics over that fiscal year.

Votes Cast For	Votes Cast Against	Number of Abstentions
13,695,709	5,121,358	132,489

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) are incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on August 3, 2015.

(b)	Pro forma financial information.

The pro forma financial statements required by this Item 9.01(b) are incorporated by reference to the Registrant’s

Definitive Proxy Statement on Schedule 14A filed on August 3, 2015.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to the exhibit previously filed with the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36288) filed on August 3, 2015).

99.1	Press Release issued by the Registrant on September 18, 2015.

99.2	Press Release issued by the Registrant on September 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to the exhibit previously filed with the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36288) filed on August 3, 2015).

99.1	Press Release issued by the Registrant on September 18, 2015.

99.2	Press Release issued by the Registrant on September 21, 2015.